As filed with the Securities and Exchange Commission on August 29, 2022

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WESTROCK COFFEE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0977200 (I.R.S. Employer Identification Number)

100 River Bluff Drive

Suite 210

Little Rock, Arkansas 72202

Telephone: (501) 975-1514

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Westrock Coffee Company 2022 Equity Incentive Plan

Westrock Coffee Company 2020 Stock Option Incentive Plan

(Full Title of the Plans)

Robert P. McKinney

100 River Bluff Drive

Suite 210

Little Rock, Arkansas 72202

Telephone: (704) 652-7321

(Name and Address for Agent of Service)

(Telephone number, including area code, of agent for service)

With a copy to:

Brandon C. Price, Esq.

Michael J. Schobel, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this registration statement (this “Registration Statement”) is omitted from this filing with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of this Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Westrock Coffee Company 2022 Equity Incentive Plan and the Westrock Coffee Company 2020 Stock Option Incentive Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Westrock Coffee Company, a Delaware corporation (the “Registrant”), with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)  The prospectus dated August 4, 2022 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, originally filed by the Registrant with the Commission on April 25, 2022 (File No. 333-264464), as subsequently amended (the “Form S-4 Registration Statement”);

(b) The description of the Registrant’s shares of common stock, par value $0.01 per share (the “Common Shares”), which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41485), filed by the Registrant with the Commission on August 26, 2022, including any amendments or supplements thereto;

(c)  Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2022, filed by the Registrant with the Commission on August 29, 2022;

(d)  Registrant’s current report on Form 8-K, filed by the Registrant with the Commission on August 29, 2022; and

(e)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year of the Registrant covered by the Form S-4 Registration Statement.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director or certain officers of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or (5) for an officer, in any action by or in right of the corporation. The Registrant’s certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Registrant’s bylaws, the Registrant is required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the Registrant’s board of directors.

The Registrant’s certificate of incorporation and bylaws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under ERISA, as amended, or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Registrant is authorized under its bylaws to purchase and maintain insurance to protect the Registrant and any current or former director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Certificate of Incorporation of Westrock Coffee Company (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 29, 2022)

4.2	Bylaws of Westrock Coffee Company (incorporated by reference to Exhibit 3.2 to the Registrant’s quarterly report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 29, 2022)

4.3	Westrock Coffee Company 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s quarterly report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 29, 2022)

4.4	Amended and Restated Westrock Coffee Company 2020 Stock Option Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s quarterly report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 29, 2022)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Westrock Coffee Company (filed herewith)

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm of Riverview Acquisition Corp. (filed herewith)

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

107.1	Filing Fee Table (filed herewith)

Item 9. Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, Arkansas, on the 29th day of August, 2022.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name	Robert P. McKinney
	Title:	Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Scott T. Ford, T. Christopher Pledger and Robert P. McKinney and each or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Westrock Coffee Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott T. Ford	Chief Executive Officer and Director (principal executive officer)	August 29, 2022
Scott T. Ford

/s/ T. Christopher Pledger	Chief Financial Officer (principal financial officer)	August 29, 2022
T. Christopher Pledger

/s/ Blake Schuhmacher	Chief Accounting Officer (principal accounting officer)	August 29, 2022
Blake Schuhmacher

/s/ Joe T. Ford	Chairman of the Board, Director	August 29, 2022
Joe T. Ford

/s R. Patrick Kruczek	Director	August 29, 2022
R. Patrick Kruczek

/s/ Hugh McColl, III	Director	August 29, 2022
Hugh McColl, III

/s/ R. Brad Martin	Director	August 29, 2022
R. Brad Martin

/s/ Mark Edmunds	Director	August 29, 2022
Mark Edmunds

/s/ Josie C. Natori	Director	August 29, 2022
Josie C. Natori

/s/ Leslie Starr Keating	Director	August 29, 2022
Leslie Starr Keating

/s/ Oluwatoyin Umesiri	Director	August 29, 2022
Oluwatoyin Umesiri

/s/ Jeffrey H. Fox	Director	August 29, 2022
Jeffrey H. Fox